Form 3 — Joint Filer Information
Exhibit 99-2

Name:	Metropolitan Life Insurance Company**
Address:	10 Park Avenue, Morristown, New Jersey 07962

Designated Filer:	Daniel F. Scudder
Associate General Counsel
Metropolitan Life Insurance Company

Issuer & Ticker Symbol:	Tortoise Pipeline & Energy Fund, Inc.(“TTP”)
Date of Event Requiring Statement:	November 15, 2011

Signature: /s/Daniel F. Scudder
Daniel F. Scudder, Associate General Counsel
**Metropolitan Life Insurance Company as a direct owner/purchaser of $4,250,000 2.50% Senior Note, Series B, Due December 15, 2014.